Exhibit 10.2

NONQUALIFIED STOCK OPTION AGREEMENT

THIS NONQUALIFIED STOCK OPTION AGREEMENT, dated this _____ day of __________, 200_, between QUALITY SYSTEMS, INC., a California corporation (hereinafter referred to as the “Company”), and _________________, an employee, director or consultant of the Company, its parent or one or more of its subsidiaries (hereinafter referred to as the “Optionee”), is made with reference to the following facts:

The Company desires, by affording the Optionee an opportunity to purchase shares of Common Stock, $0.01 par value, in the Company (hereinafter called “Common Stock”), as hereinafter provided, to carry out the purpose of the Company’s 2005 Stock Option and Incentive Plan (the “Plan”). Terms not otherwise defined herein shall have the meaning given them under the Plan.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants hereinafter set forth, and for other good and valuable consideration, the parties hereto have agreed, and do hereby agree, as follows:

1.	Grant of Option.

The Company hereby irrevocably grants to the Optionee the right and option (hereinafter called the “Option”) to purchase all or any part of an aggregate of _____________ shares (such number being subject to adjustment as provided in the Plan) on the terms and conditions herein set forth. The Option granted herein is not intended to be an “incentive option” within the meaning of the Plan and Section 422A of the Internal Revenue Code of 1986, as amended (the “Code”).

2.	Purchase Price.

Subject to adjustment as provided in the Plan, the purchase price of the Common Stock covered by the Option shall be $____________ per share, representing one hundred percent (100%) of the Fair Market Value of a share as determined pursuant to Section 1.2(j) of the Plan as of the date hereof. The purchase price of stock acquired pursuant to an Option shall be paid at the time the Option is exercised either in cash or by tendering any other form of legal consideration that may be acceptable to the Board and permitted under the Plan.

3.	Term of Option.

The term of the Option shall commence on the date hereof and all rights to purchase shares hereunder shall cease at 11:59 P.M. on the day before the ___________ anniversary of the date hereof, subject to earlier termination as provided herein. Except as may otherwise be provided in this Agreement, the Option granted hereunder shall become exercisable in cumulative installments as follows:

Date Installments First Become Exercisable	Number of Option Shares Subject to Installment

Once an installment of the Option granted hereunder becomes exercisable for the first time, the shares subject thereto will be purchasable thereafter by the Optionee at any time in whole, or from time-to-time in part, prior to the expiration or earlier termination of the Option granted hereunder. Except as provided in Section 5 hereof, the Option may not be exercised at any time unless the Optionee shall have been continuously, from the date hereof to the date of the exercise of the Option, an employee, director or consultant of the Company, its parent, if any, or of one or more of its subsidiaries or a corporation or a parent or subsidiary of a corporation issuing or assuming an option to which Section 424(a) of the Code applies. The holder of the Option shall not have any of the rights of a shareholder with respect to the shares covered by the Option as to any shares of Common Stock not actually issued and delivered to such holder.

4.	Non-Transferability.

The Option shall not be transferable otherwise than by will or the laws of descent and distribution, and the Option may be exercised, during the lifetime of the Optionee, only by the Optionee. More particularly (but without limiting the generality of the foregoing), the Option may not be assigned, transferred (except as provided in Section 5(c) hereof), pledged or hypothecated in any way, shall not be assignable by operation of law and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect.

5.	Termination of Employment.

(a)          Termination of Employment Other than by Disability, Death or Retirement. In the event that an Optionee’s Termination of Employment occurs at Optionee’s election for any reason other than by retirement (as described in Section 5(d) below) or at the Company’s election for Cause, the Option shall terminate immediately. In the event an Optionee’s Termination of Employment occurs at the election of the Company without Cause, the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months after the Termination of Employment, or (ii) the expiration of the term of the Option as set forth herein. If, after termination, the Optionee does not exercise his or her Option as set forth in this Section 5(a), the Option shall terminate.

(b)          Disability of Optionee. In the event an Optionee’s Termination of Employment occurs as a result of the Optionee’s Disability, the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination), but only within such period of time ending on the earlier of (i) the date six (6) months following such Termination of Employment, or (ii) the expiration of the term of the Option as set forth herein. If, after termination, the Optionee does not exercise his or her Option as set forth in this Section 5(b), the Option shall terminate.

(c)          Death of Optionee. In the event of the death of an Optionee during, or within a period specified in the Option after the Termination of Employment, the Option may be exercised (to the extent the Optionee was entitled to exercise the Option at the date of death) by executor or administrator of the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest, but only within six (6) months following the date of death. If, after death, the Option is not exercised as set forth in this Section 5(c), the Option shall terminate.

(d)          Retirement of Optionee. In the event an Optionee’s Termination of Employment occurs as a result of Optionee’s retirement pursuant to a Company retirement plan, as contemplated by Section 2.5(c) of the Plan, the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination), but only within such period of time ending on the earlier of (i) the date three (3) years following such Termination of Employment, or (ii) the expiration of the term of the Option as set forth herein. If, after termination, the Optionee does not exercise his or her Option as set forth in this Section 5(d), the Option shall terminate.

6.	Change in Control.

In the event of a Change in Control, Section 3.7 of the Plan shall control the vesting, exercisability and termination of the Option.

7.	Method of Exercising Option.

Subject to the terms and conditions of this Agreement, the Option may be exercised by written notice to the Company, at its administrative office in the State of California (attention: Chief Financial Officer), which presently is located at 18191 Von Karman Avenue, Suite 450, Irvine, California 92612. Such notice shall state the election to exercise the Option and the number of shares in respect of which it is being exercised and shall be signed by the person so exercising the Option. Such notice shall be accompanied by payment of the exercise price of such shares, and the Company shall deliver a certificate or certificates representing the shares subject to such exercise as soon as practicable after the notice shall be received. The certificate or certificates for the shares as to which the Option shall have been so exercised shall be registered in the name of the person or persons so exercising the Option and shall be delivered to or upon the written order of the person or persons exercising the Option. In the event the Option shall be exercised by any person or persons other than the Optionee in accordance with the terms hereof, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option. All shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and non-assessable. The holder of the Option shall not be entitled to the privileges of share ownership as to any shares of Common Stock not actually issued and delivered to him.

8.	General.

(a)          The Company shall at all times during the term of the Option use reasonable efforts to reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement, shall pay all original issue and transfer taxes with respect to the issue and transfer of shares pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith, and will from time to time use reasonable efforts to comply with all laws and regulations, which, in the opinion of counsel for the Company, shall be applicable thereto.

(b)          The granting of the Option hereunder shall not impose any obligation on the Company to continue using the services of the Optionee as an employee, director or consultant; nor shall it impose any obligation on the Optionee to exercise the Option.

(c)          This Agreement and the Plan contain the entire agreement of the parties, and supersede any and all other prior or contemporaneous agreements, whether written or oral, between the parties hereto, with respect to the subject matter hereof. The Plan shall govern any Option granted hereunder. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan shall govern.

(d)          This Agreement shall be governed by and construed in accordance with the internal laws of the State of California, without giving effect to principles of conflict of laws.

(e)          The Company may require, as a condition precedent to the Company’s obligation to sell and issue, and the Optionee’s right to purchase, shares of common stock of the Company on exercise of the Option, that the Optionee shall certify, in writing, that he or she is acquiring such shares for investment and not with a view or the intent to sell or redistribute such shares.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officers thereunto duly authorized, and the Optionee has hereunto set his or her hand, all as of the day and year first above written.

QUALITY SYSTEMS, INC.

By:_______________________________________

Title: Chief Executive Officer

“Company”

__________________________________________

[insert name of Optionee]

“Optionee”